Exhibit 99.1

Release # HET 10-0563

Harrah’s Entertainment Provides Hurricane Damage Update

LAS VEGAS—October 6, 2005—Harrah’s Entertainment, Inc. (NYSE:HET) today provided the following update on damage from Hurricanes Katrina and Rita.

On August 29, 2005, Hurricane Katrina hit the gulf coast impacting Harrah’s in Mississippi and New Orleans.  On September 24, 2005, Hurricane Rita hit the gulf coast impacting Harrah’s in Lake Charles.

Mississippi Gulf Coast

Physical Damage

Harrah’s assets on the Mississippi Gulf Coast sustained significant damage as a result of Hurricane Katrina.  Insurance covers the repair or replacement of the Company’s assets that suffered loss or damage.  The deductible under these policies is $15 million.  The Company continues to work closely with its insurance carriers and claims adjusters to ascertain the full amount of insurance proceeds due to Harrah’s as a result of the damages and losses it suffered.  Based on current estimates, the insurance proceeds are expected to equal or exceed the net book value of the impacted assets.  Insurance carriers have already begun to pay for Harrah’s losses.  To date the Company has received more than $30 million.

Business Interruption

Harrah’s insurance policies provide coverage for interruption to the Company’s business, including lost profits.   The policies also reimburse Harrah’s for other expenses and costs it has incurred relating to the damages and losses suffered.  There is no dollar value deductible applicable to Harrah’s business interruption losses or to other expenses and costs the Company has incurred.

Subject to a 24-hour waiting period after state authorities ordered the closing of the casino, the policies obligate Harrah’s insurers to reimburse the Company for interruption to its business for a reconstruction coverage period plus six months of coverage following the reconstruction period.  At this time the Company is unable to determine the amount of time needed to reconstruct the damaged assets.

Financial Impact

Because the Company expects to receive insurance payments at least equal to the book value of the damaged assets, it does not expect to record an impairment charge related to these assets.

Given the Company’s expectations that the costs incurred in the aftermath of the storm will be less than the anticipated business interruption insurance proceeds, post-storm costs are being offset by the expected recovery.  Therefore, these costs, net of the expected recovery, are not expected to have a current income statement impact.  To the extent that business interruption proceeds ultimately exceed the costs incurred, the excess is expected to be recorded as income in the line item, “Writedowns, Reserves and Recoveries.”

New Orleans

Physical Damage

Harrah’s assets in New Orleans sustained damage and Harrah’s suffered various losses as a result of Hurricane Katrina.  Insurance covers the repair or replacement of the Company’s assets that suffered loss or damage.  The Company continues to work closely with its insurance carriers and claims adjusters to ascertain the full amount of insurance proceeds due to Harrah’s as a result of the damages and loss the Company suffered.  The combined property damage and business interruption deductible under the policies insuring the New Orleans assets is $10 million.

Business Interruption

Harrah’s insurance policies provide coverage for interruption to Harrah’s business, including its lost profits.   The policies also reimburse Harrah’s for other expenses and costs it has incurred relating to the damages and loss it has suffered.  The policies obligate Harrah’s insurers to reimburse the Company for interruption to its business, including fixed state gaming taxes and rents.  The policies provide for a reconstruction coverage period and a further 120 days of coverage following the re-opening of the property.  At this time the Company is unable to determine the re-opening date.

Financial Impact

Based on current loss estimates and expenses incurred through quarter-end, the Company expects to record a $10 million charge in the third quarter in the line item, “Writedowns, Reserves and Recoveries.”

Given the Company’s expectations that the costs being incurred in the aftermath of the storm will be less than the anticipated business interruption insurance proceeds, post-storm costs are being offset by the expected recovery.  Therefore, these costs, net of the expected recovery, are not expected to have a current income statement impact.  To the extent that business interruption recoveries ultimately exceed the costs incurred, the excess is expected to be recorded as income in the line item, “Writedowns, Reserves and Recoveries.”

New Orleans Hotel (under construction)

The Company is building a 450-room luxury hotel adjacent to the casino facility that was also damaged by the Hurricane Katrina.  The Company has a separate Builders’ Risk Insurance Policy that covers costs associated with repairing any damage.

The time required to resume construction, as well as the increased demands for construction labor and materials in the market, could cause the cost of the construction to increase and the time to complete the construction to be extended.  At this time, the Company is unable to estimate the additional costs, if any, or the additional time required to complete construction.  Harrah’s will continue to work closely with its insurance carriers and claims adjusters to ascertain the full amount of insurance proceeds due to the Company related to this asset.

Lake Charles

Physical Damage

Hurricane Rita caused significant damage to Harrah’s assets in Lake Charles.  Insurance covers the repair or replacement of the Company’s assets that suffered loss or damage.  At this time, the Company is unable to estimate the extent of the loss or insurance recovery in Lake Charles or whether the net book value of the damaged assets will be recovered.  The deductible of $10 million under the policies that cover Harrah’s damages and losses in Lake Charles applies both to physical damage and to business interruption.  Based on current estimates to date, losses have exceeded the deductible under this insurance policy.  Harrah’s will continue to work closely with its insurance carriers and claims adjusters to ascertain the full amount of insurance proceeds due to Harrah’s as a result of the damages and loss it suffered.

Business Interruption

Harrah’s insurance policies provide coverage for interruption to the Company’s business, including its lost profits.   The policies also reimburse Harrah’s for other expenses and costs it has incurred relating to the damages and loss it has suffered.  The policies provide for a reconstruction coverage period and a further 120 days of coverage following the re-opening of the property.  At this time the Company is unable to determine the re-opening date

Financial Impact

Given the extent of the damage, Harrah’s expects to record in the third quarter a charge related to Lake Charles in the line item, “Writedowns, Reserves and Recoveries.”

Given the Company’s expectations that the costs being incurred in the aftermath of the storm will be less than the anticipated business interruption insurance proceeds, the post-storm costs are being offset by the expected recovery.  Therefore, these costs, net of the expected recovery, are not expected to have a current income statement impact.   To the extent business interruption insurance proceeds ultimately exceed the costs incurred, the excess is expected to be recorded as income in the line item, “Writedowns, Reserves and Recoveries.”

Additional Impacts

In each affected market, the storms’ impact on surrounding communities - including damage to the infrastructure, major roads, utilities and the residential and commercial properties -- could negatively impact the local gaming industry and tourism for an extended period of time, and could delay the eventual reconstruction and reopening of the Company’s properties.  At the present time, Harrah’s does not expect that the closure of the properties discussed below will have a material effect on its liquidity, financial position, capital resources or operations.  Additional detail about each market is set forth below.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment.  Since its beginning in Reno, Nevada 67 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein); ability to recover insurance proceeds; financial community and rating agency perceptions of Harrah’s; the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah’s operations the companies that it acquires, including with respect to its acquisition of Caesars; access to available and feasible financing on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.